                                                                     EXHIBIT 5.1

                   SHNITZER, GOTLIEB, SHARON & CO. LAW OFFICES

                                  [LETTER HEAD]

                                                      Date: April 25th, 2005
                                                      Ref:  186\132\2
TO
LIPMAN ELECTRONIC ENGINEERING LTD
11 HA'AMAL  ST.
PARK AFEK
ROSH HA'AYIN, 48092
ISRAEL

LADIES AND GENTLEMEN,

We refer to the registration statement on Form F-3 to be filed by Lipman
Electronic Engineering Ltd , an Israeli company (the "COMPANY"), on or about
April 25, 2005 with the Securities and Exchange Commission under the Securities
Act of 1934 as amended (the "REGISTRATION STATEMENT"). The Registration
Statement relates to the offering by the selling shareholders, as described in the Registration Statement, of up to 2,269,000 Ordinary Shares, nominal value of
NIS 1 per share of the company (the "Shares") including 269,000 ordinary shares issuable upon the exercise of outstanding options.

As special Israeli counsel to the Company in connection with the offering of the
Shares pursuant to the Registration Statement, we have examined such corporate records and documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion.

Upon the basis of such examination, we are of the opinion that the outstanding shares have been dully authorized for issuance under the law of Israel, have been validly issued and are fully paid and non-assessable and that the Shares to be issued upon the exercise of the outstanding options, have been duly authorized and reserved for issuance and when issued in accordance with the terms set forth in the Registration Statement, such shares will be validly issued, fully paid and non-assessable.

                                                SHNITZER, GOTLIEB, SHARON & CO.S

We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement and elsewhere in the
Registration Statement and Prospectus.

                                                          VERY TRULY YOURS,

                                                 SHNITZER, GOTLIEB, SHARON & CO.

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